Exhibit 10.14

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO THE HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 990 BISCAYNE BLVD., SUITE 503, MIAMI, FL 33132.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

SMART FOR LIFE, INC.

ORIGINAL ISSUE DISCOUNT SECURED SUBORDINATED NOTE

Principal Amount $ 2,272,727.27	Original Issue Date: July 29, 2022
Debenture Purchase Amount $2,000,000

For value received, Smart for Life, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Joseph X Xiras (“Holder”) in lawful money of the United States of America the principal amount of $ 2,272,727.27 (the “Principal Amount”), together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This original issue discount secured subordinated note (the “Note”) is being issued by the Company pursuant to that certain Note Purchase Agreement, dated as of July 29, 2022, by and among the Company and Holder (the “Purchase Agreement”), and is subject to its terms. In the event of any conflict between this Note and the Purchase Agreement, the terms of the Purchase Agreement will control.

1. Original Issue Discount. This Note has been issued with “original issue discount” of twelve percent (12%) for U.S. Federal income tax purposes. The Company will make available to any holder of this Debenture (i) the issue price and issue date of the Note, (ii) the amount of original issue discount on the Note, (iii) the yield to maturity of the Note, and (iv) any other information required to be made available by U.S. Treasury Regulations upon receiving a written request for such information at the following address: 990 Biscayne Blvd., Suite 503, Miami, FL 33132.

2. Repayment. The outstanding Principal Amount of this Note and all accrued interest shall be due and payable on July 29, 2027 (the “Maturity Date”). Principal and interest shall be amortized on a 60-month straight-line basis and payable in accordance with the amortization schedule set forth on Exhibit A to this Note (the “Amortization Schedule”). The Maturity Date may be extended by a written agreement between the Holder and the Company.

3. Interest. Interest shall accrue on the unpaid Principal Amount from the date hereof until such Principal Amount is repaid in full at the rate of 16% per annum (the “Interest”). Interest shall be paid on the Maturity Date. All computations of the Interest rate hereunder shall be made on the basis of a 365-day year.

4. Prepayment. The Principal Amount and all accrued and unpaid Interest on this Note may be prepaid without penalty, in whole or in part, in the Company’s sole discretion, provided however, in no event before January 15, 2023, unless with the explicit prior written approval of the Holder.

5. Events of Default. An “Event of Default” shall occur hereunder:

(a) if the Company shall default in the payment of the Principal Amount or any Interest on this Note, when and as the same shall become due and payable and after written demand for payment thereof has been made and such amount remains unpaid for 30 business days after the date of such notice;

(b) if the Company shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within 30 business days after the Company receives written notice of such default; or

(c) if the Company shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws, or if such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 120 calendar days after its commencement.

6. Acceleration. If an Event of Default under Section 5(c) above occurs, then the Principal Amount and all accrued and unpaid Interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder may declare the Principal Amount and all accrued and unpaid Interest on this Note to be due and payable immediately only upon written notice to the Company. Upon any such declaration of acceleration, such Principal Amount and Interest shall become immediately due and payable, and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Purchase Agreement whether at law or in equity. The failure of the Holder to declare this Note due and payable shall not be a waiver of its right to do so, and the Holder shall retain the right to declare this Note due and payable unless the Holder shall execute a written waiver.

7. Subordination.

(a) All claims of the Holder to the Principal Amount, Interest and any other amounts at any time owed under this Note (collectively, “Junior Indebtedness”) are hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness (as defined below). In addition, the Junior Indebtedness is hereby expressly made pari passu in right of payment to any other unsecured indebtedness incurred, now or in the future, by the Company in favor of any third party. For the purpose hereof, “Senior Indebtedness” shall mean all indebtedness of the Company, whether outstanding on the date of execution of this Note or thereafter created, to Diamond Creek Capital, LLC, a Delaware limited liability company (“Diamond Creek”), pursuant to that certain Loan Agreement dated as of July 1, 2021 by and between Diamond Creek and the Borrower (as therein defined), as amended.

(b) No payment under Junior Indebtedness shall be made by the Company, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any “Default” or “Event of Default” under any agreements governing any of the Senior Indebtedness or (ii) the maturity of any of the Senior Indebtedness has been accelerated and such acceleration has not been waived or such Senior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of the Senior Indebtedness accelerates such Senior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Note, and (y) if the Company is permitted under the terms of the Senior Indebtedness to pay an amount due and owing under this Note and fails to make such payment, then so long as the terms of the Senior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and Holder shall not be permitted to accelerate hereunder).

(c) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money, before any payment is made under Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by Holder, directly to the holder of the Senior Indebtedness, or its representatives, to the extent necessary to pay all such Senior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holder of such Senior Indebtedness, before any payment or distribution is made to the Holder with respect to the Junior Indebtedness. If the holder of the Senior Indebtedness in good faith believes Holder may fail to timely file a proof of claim in any such proceeding, the holder of the Senior Indebtedness may do so for Holder.

(d) In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Holder before all the Senior Indebtedness is paid in full, or provisions made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holder of the Senior Indebtedness or its representative or representatives, as their respective interests may appear, for application to the payment of all the Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holder of such Senior Indebtedness.

(e) The provisions hereof are solely for the purpose of defining the relative rights of the holder of the Senior Indebtedness on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligations of the Company under the Junior Indebtedness, which are unconditional and absolute. With this in mind, notwithstanding the other provisions of this Section 7, if and so long as all documents governing the Senior Indebtedness permit one of the actions restricted by this Section 7, the restriction shall be waived and the restricted action permitted hereunder.

(f) No right of the holder of any Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by the holder of the Senior Indebtedness, or any noncompliance by the Company with the terms, provisions and covenants hereof, regardless of any knowledge thereof the holder of the Senior Indebtedness may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holder of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Debenture or the obligations hereunder of the Holder to the holder of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or create, renew or alter, the Senior Indebtedness, or otherwise amend or supplement in any manner the Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any person liable or contingently liable in any manner for the payment or collection of the Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Company or any other person.

(g) [Reserved].

(h) Notwithstanding the provisions of this Section 7, the Holder shall not be charged with knowledge of the existence of facts which would prohibit the making of any payments on the Junior Indebtedness unless and until the holder of the Senior Indebtedness or its representatives send written notice to Holder of same.

(i) Subject to the payment in full of all the Senior Indebtedness, the Holder as holder of the Junior Indebtedness shall be subrogated to the rights of the holder of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Senior Indebtedness shall be paid in full.

(j) The Holder shall confirm (in writing) the above subordination provisions if requested by the holder of the Senior Indebtedness, and shall execute and deliver such additional subordination agreements, consistent with the foregoing as the holder of Senior Indebtedness may require.

8. Security Interest; Guaranty.

(a) To induce the Holder to make the loan to the Company under this Note, each of the Company’s five operating subsidiaries, Bonne Sante’ Natural Manufacturing, Inc., Doctors Scientific Organica, LLC, Nexus Offers, Inc., GSP Nutrition, Inc., and Ceautamed Worldwide, LLC (each a “Guarantor,” and collectively the “Guarantors”), hereby absolutely, unconditionally and irrevocably guarantees to the Holder the due and punctual payment, observance, performance and discharge of all of the obligations of the Company under this Note if and when due. Each Guarantor agrees that the Holder may proceed against such Guarantor separately or collectively with the other Guarantors and the Company without prejudicing or waiving any of the Holder’s rights under any other obligations or under this Note. In the event the Company fails to perform, satisfy or observe the terms of this Note required to be performed, satisfied or observed by the Company, the Guarantors will promptly and fully perform, satisfy and observe such obligations in the place of the Company. The Guarantors shall pay, reimburse and indemnify the Holder for any and all reasonable attorneys’ fees arising or resulting from the failure of the Company to perform, satisfy or observe any of the terms of this Note. The guarantee described in this Section 8(a) (the “Guarantee”) is binding upon each Guarantor and the heirs, estate, executors, personal representatives, successors in interest and assigns of each Guarantor and inures to the benefit of the Holder and it successors and assigns.

As security for the obligation of this Note and the Guarantee, each of the Company and the Guarantors hereby pledges to the Holder, and grants to the Holder, a security interest in and to the Collateral (as defined below). Each of the Company and the Guarantors hereby agrees not to transfer or assign any of the Collateral as long as any obligations of this Note remain unpaid.

Each of the Company and the Guarantors hereby irrevocably authorizes the Holder at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral.

Each of the Company and the Guarantors represents and warrants to the Holder that, on the date hereof, any and all financing statements, agreements, instruments and other documents necessary to perfect the security interests granted by the Company and the Guarantors to the Holder in respect of the Collateral and, to the extent necessary or appropriate, to the extent requested and delivered to the Company or a Guarantor by the Holder, have been duly executed and delivered to the Holder. Each of the Company and the Guarantors agrees that it will maintain the security interests created by this Note in the Collateral as a perfected second position security interest.

Each of the Company and the Guarantors shall take such further actions, and execute and/or deliver to the Holder such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Holder may in his judgment deem necessary or appropriate in order to perfect, preserve and protect the security interests in the Collateral as provided herein and the rights and interests granted to the Holder hereunder, and enable the Holder to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral. If a Default has occurred and is continuing, the Holder may institute and maintain, in his own name, such suits and proceedings as the Holder may deem to be necessary or expedient to prevent any impairment of the security interests in or the perfection thereof in the Collateral. Each of the Company and the Guarantors shall cooperate with all of the foregoing at their sole cost and expense.

Each of the Company and the Guarantors represents and warrants that it has good title to all of its Collateral. This Section 8 is effective to create in favor of the Holder, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.

Each of the Company and the Guarantors shall, jointly and severally, at its sole cost and expense, defend title to the Collateral and the security interest and lien granted to the Holder with respect thereto against all claims and demands of all persons at any time claiming any interest therein adverse to the Holder.

Neither the Company nor the Guarantors, as applicable, shall change (i) its legal name, identity, type of organization or corporate structure; (ii) the location of the its chief executive office or its principal place of business, except with not less than thirty (30) days written notice to the Holder; (iii) its organizational identification number (if any); or (iv) its jurisdiction of organization, with not less than thirty (30) days written notice to the Holder, (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

In the event that the proceeds of any casualty insurance claim are paid to the Company or a Guarantor in respect of the Collateral, such net cash proceeds shall be used to repair or replace the Company’s or such Guarantor’s (as the case may be) damaged or lost property within 180 days of such damage or loss, or in the event that such repair or replacement is not feasible following the casualty, such net cash proceeds shall instead be held in trust for the benefit of the Holder and immediately after receipt thereof shall be paid to the Holder for application in accordance with this Note.

If any Default shall have occurred and be continuing:

the Holder may exercise, without any other notice to or demand upon the Company and/or the Guarantors, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, in compliance with applicable law:

with written notice specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale (in which the Company and/or Guarantor and/or any of their stockholders, creditors or designees shall be entitled to participate), for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable; and

exercise any and all rights and remedies of the Holder under or in connection with the Collateral, or otherwise in respect of the Collateral.

The Holder shall give at least 10 days’ written notice (which notice can run concurrently with any required notice periods as to default set forth herein) to the Company and/or the Guarantors, as the case may be, of the time and place of any public or private sale of Collateral. At any sale of the Collateral, if permitted by applicable law, the Holder may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the obligations under this Note as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each of the Company and the Guarantors waives all claims, damages and demands it may acquire against the Holder arising out of the exercise by it of any rights hereunder. Each of the Company and the Guarantors hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral after any sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the obligations under the Note or otherwise, in accordance with applicable law. The Holder shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action with regard thereto. The Holder shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Holder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale, may, without further notice, be made at the time and place to which it was so adjourned. The Holder shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

Upon the exercise by the Holder of its remedies hereunder, any proceeds received by the Holder in respect of any realization upon any Collateral shall be applied pursuant to this Note. The Guarantors and the Company shall remain liable hereunder for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the obligations under this Note and the fees and other charges of any attorneys employed by the Holder to collect such deficiency.

Upon payment in full of all obligations hereunder, the security interest in the Collateral shall be terminated and the Holder will, at the Company’s request and expense, take all necessary action and make such appropriate filings as required to terminate the security interest.

For purposes of this Section 8, “Collateral” means, with respect to each of the Guarantors, all of Guarantor’s present and future right, title and interest in and to any and all of the personal property of the Guarantor whether such property is now existing or hereafter created, acquired or arising and wherever located from time to time, including without limitation: (1) accounts; (2) chattel paper; (3) goods; (4) inventory; (5) equipment; (6) fixtures; (7) instruments; (8) investment property; (9) documents; (10) commercial tort claims; (11) deposit accounts; (12) letter-of-credit rights; (13) general intangibles; (14) supporting obligations; and (15) all proceeds and products of the foregoing.

9. Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal amount and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

10. Mutilated, Destroyed, Lost or Stolen Debenture. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company a lost affidavit in customary form (including customary indemnification).

11. Waiver of Notice of Presentment. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

12. Non-Waiver. The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

13. Usury. Notwithstanding anything herein to the contrary, this Note is subject to the express condition that at no time shall the Company be obligated or required to pay Interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum contract rate which is permitted by law. If, by the terms of this Note, the Company is at any time required or obligated to pay Interest at a rate in excess of the maximum contract rate which is permitted by law, the rate of Interest under this Note shall be immediately reduced to the maximum contract rate which is permitted by law and all Interest payable hereunder shall be computed at the maximum contract rate permitted by law, and the portion of all prior Interest payments in excess of the maximum contract rate permitted by law shall be applied to and shall be deemed to have been payments made for the reduction of the outstanding Principal Amount of this Note.

14. Assignment. This Note and the rights hereunder may not be assigned or transferred by the Holder, other than to an affiliate of the Holder, without the prior written consent of the Company, provided that any affiliate transferee, prior to effectiveness of such transfer, must agree in writing to be subject to the terms of this Note to the same extent as if such affiliate transferee were the original holder, and provided further that the Holder must give written notice to the Company of its intention to effect such transfer. Any purported assignment in contravention of this Section 14 shall be null and void. Subject to the foregoing, this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15. Amendment. Any term of this Note may be amended, and any provision hereof waived, with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 15 shall be binding upon the Holder, each future holder of the Note, and the Company.

16. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement.

17. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Florida, without regard to its conflicts of laws or choice of law provisions.

18. Headings. The descriptive headings contained in this Note are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Note.

19. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Note as of the date first above written.

COMPANY:

Smart For Life, Inc.

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

GUARANTORS:

Bonne Sante’ Natural Manufacturing, Inc.

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

Doctors Scientific Organica, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

Nexus Offers, Inc.

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

GSP Nutrition, Inc.

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

Ceautamed Worldwide, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

EXHIBIT A

Amortization Schedule

Enter Values		Loan Summary
Loan amount	$2,272,727.27	Scheduled payment	$55,268.31
Annual interest rate	16.00%	Scheduled number of payments	60
Loan period in years	5	Actual number of payments	60
Number of payments per year	12	Total early payments	$0.00
Start date of loan	8/1/2022	Total interest	$1,043,371.42
Optional extra payments	$0.00	Lender name	Joe Xiras

Payment Number	Payment Date	Beginning Balance	Scheduled Payment	Total Payment	Principal	Interest	Ending Balance	Cumulative Interest
1	8/1/2022	$2,272,727.27	$55,268.31	$55,268.31	$24,965.28	$30,303.03	$2,247,761.99	$30,303.03
2	9/1/2022	$2,247,761.99	$55,268.31	$55,268.31	$25,298.15	$29,970.16	$2,222,463.84	$60,273.19
3	10/1/2022	$2,222,463.84	$55,268.31	$55,268.31	$25,635.46	$29,632.85	$2,196,828.38	$89,906.04
4	11/1/2022	$2,196,828.38	$55,268.31	$55,268.31	$25,977.27	$29,291.05	$2,170,851.11	$119,197.09
5	12/1/2022	$2,170,851.11	$55,268.31	$55,268.31	$26,323.63	$28,944.68	$2,144,527.48	$148,141.77
6	1/1/2023	$2,144,527.48	$55,268.31	$55,268.31	$26,674.61	$28,593.70	$2,117,852.87	$176,735.47
7	2/1/2023	$2,117,852.87	$55,268.31	$55,268.31	$27,030.27	$28,238.04	$2,090,822.59	$204,973.51
8	3/1/2023	$2,090,822.59	$55,268.31	$55,268.31	$27,390.68	$27,877.63	$2,063,431.92	$232,851.14
9	4/1/2023	$2,063,431.92	$55,268.31	$55,268.31	$27,755.89	$27,512.43	$2,035,676.03	$260,363.57
10	5/1/2023	$2,035,676.03	$55,268.31	$55,268.31	$28,125.96	$27,142.35	$2,007,550.07	$287,505.91
11	6/1/2023	$2,007,550.07	$55,268.31	$55,268.31	$28,500.98	$26,767.33	$1,979,049.09	$314,273.25
12	7/1/2023	$1,979,049.09	$55,268.31	$55,268.31	$28,880.99	$26,387.32	$1,950,168.10	$340,660.57
13	8/1/2023	$1,950,168.10	$55,268.31	$55,268.31	$29,266.07	$26,002.24	$1,920,902.03	$366,662.81
14	9/1/2023	$1,920,902.03	$55,268.31	$55,268.31	$29,656.28	$25,612.03	$1,891,245.74	$392,274.84
15	10/1/2023	$1,891,245.74	$55,268.31	$55,268.31	$30,051.70	$25,216.61	$1,861,194.04	$417,491.45
16	11/1/2023	$1,861,194.04	$55,268.31	$55,268.31	$30,452.39	$24,815.92	$1,830,741.65	$442,307.37
17	12/1/2023	$1,830,741.65	$55,268.31	$55,268.31	$30,858.42	$24,409.89	$1,799,883.23	$466,717.26
18	1/1/2024	$1,799,883.23	$55,268.31	$55,268.31	$31,269.87	$23,998.44	$1,768,613.36	$490,715.70
19	2/1/2024	$1,768,613.36	$55,268.31	$55,268.31	$31,686.80	$23,581.51	$1,736,926.56	$514,297.21
20	3/1/2024	$1,736,926.56	$55,268.31	$55,268.31	$32,109.29	$23,159.02	$1,704,817.27	$537,456.23
21	4/1/2024	$1,704,817.27	$55,268.31	$55,268.31	$32,537.41	$22,730.90	$1,672,279.86	$560,187.13
22	5/1/2024	$1,672,279.86	$55,268.31	$55,268.31	$32,971.25	$22,297.06	$1,639,308.61	$582,484.19
23	6/1/2024	$1,639,308.61	$55,268.31	$55,268.31	$33,410.86	$21,857.45	$1,605,897.75	$604,341.64
24	7/1/2024	$1,605,897.75	$55,268.31	$55,268.31	$33,856.34	$21,411.97	$1,572,041.40	$625,753.61
25	8/1/2024	$1,572,041.40	$55,268.31	$55,268.31	$34,307.76	$20,960.55	$1,537,733.64	$646,714.16
26	9/1/2024	$1,537,733.64	$55,268.31	$55,268.31	$34,765.20	$20,503.12	$1,502,968.45	$667,217.28

27	10/1/2024	$1,502,968.45	$55,268.31	$55,268.31	$35,228.73	$20,039.58	$1,467,739.72	$687,256.86
28	11/1/2024	$1,467,739.72	$55,268.31	$55,268.31	$35,698.45	$19,569.86	$1,432,041.27	$706,826.72
29	12/1/2024	$1,432,041.27	$55,268.31	$55,268.31	$36,174.43	$19,093.88	$1,395,866.84	$725,920.60
30	1/1/2025	$1,395,866.84	$55,268.31	$55,268.31	$36,656.75	$18,611.56	$1,359,210.09	$744,532.16
31	2/1/2025	$1,359,210.09	$55,268.31	$55,268.31	$37,145.51	$18,122.80	$1,322,064.57	$762,654.96
32	3/1/2025	$1,322,064.57	$55,268.31	$55,268.31	$37,640.78	$17,627.53	$1,284,423.79	$780,282.49
33	4/1/2025	$1,284,423.79	$55,268.31	$55,268.31	$38,142.66	$17,125.65	$1,246,281.13	$797,408.14
34	5/1/2025	$1,246,281.13	$55,268.31	$55,268.31	$38,651.23	$16,617.08	$1,207,629.90	$814,025.22
35	6/1/2025	$1,207,629.90	$55,268.31	$55,268.31	$39,166.58	$16,101.73	$1,168,463.32	$830,126.96
36	7/1/2025	$1,168,463.32	$55,268.31	$55,268.31	$39,688.80	$15,579.51	$1,128,774.52	$845,706.47
37	8/1/2025	$1,128,774.52	$55,268.31	$55,268.31	$40,217.98	$15,050.33	$1,088,556.54	$860,756.79
38	9/1/2025	$1,088,556.54	$55,268.31	$55,268.31	$40,754.22	$14,514.09	$1,047,802.31	$875,270.88
39	10/1/2025	$1,047,802.31	$55,268.31	$55,268.31	$41,297.61	$13,970.70	$1,006,504.70	$889,241.58
40	11/1/2025	$1,006,504.70	$55,268.31	$55,268.31	$41,848.25	$13,420.06	$964,656.45	$902,661.64
41	12/1/2025	$964,656.45	$55,268.31	$55,268.31	$42,406.23	$12,862.09	$922,250.22	$915,523.73
42	1/1/2026	$922,250.22	$55,268.31	$55,268.31	$42,971.64	$12,296.67	$879,278.58	$927,820.40
43	2/1/2026	$879,278.58	$55,268.31	$55,268.31	$43,544.60	$11,723.71	$835,733.98	$939,544.11
44	3/1/2026	$835,733.98	$55,268.31	$55,268.31	$44,125.19	$11,143.12	$791,608.79	$950,687.23
45	4/1/2026	$791,608.79	$55,268.31	$55,268.31	$44,713.53	$10,554.78	$746,895.26	$961,242.01
46	5/1/2026	$746,895.26	$55,268.31	$55,268.31	$45,309.71	$9,958.60	$701,585.56	$971,200.62
47	6/1/2026	$701,585.56	$55,268.31	$55,268.31	$45,913.84	$9,354.47	$655,671.72	$980,555.09
48	7/1/2026	$655,671.72	$55,268.31	$55,268.31	$46,526.02	$8,742.29	$609,145.70	$989,297.38
49	8/1/2026	$609,145.70	$55,268.31	$55,268.31	$47,146.37	$8,121.94	$561,999.33	$997,419.32
50	9/1/2026	$561,999.33	$55,268.31	$55,268.31	$47,774.99	$7,493.32	$514,224.34	$1,004,912.65
51	10/1/2026	$514,224.34	$55,268.31	$55,268.31	$48,411.99	$6,856.32	$465,812.35	$1,011,768.97
52	11/1/2026	$465,812.35	$55,268.31	$55,268.31	$49,057.48	$6,210.83	$416,754.87	$1,017,979.80
53	12/1/2026	$416,754.87	$55,268.31	$55,268.31	$49,711.58	$5,556.73	$367,043.29	$1,023,536.54
54	1/1/2027	$367,043.29	$55,268.31	$55,268.31	$50,374.40	$4,893.91	$316,668.89	$1,028,430.45
55	2/1/2027	$316,668.89	$55,268.31	$55,268.31	$51,046.06	$4,222.25	$265,622.83	$1,032,652.70
56	3/1/2027	$265,622.83	$55,268.31	$55,268.31	$51,726.67	$3,541.64	$213,896.16	$1,036,194.34
57	4/1/2027	$213,896.16	$55,268.31	$55,268.31	$52,416.36	$2,851.95	$161,479.80	$1,039,046.28
58	5/1/2027	$161,479.80	$55,268.31	$55,268.31	$53,115.25	$2,153.06	$108,364.55	$1,041,199.35
59	6/1/2027	$108,364.55	$55,268.31	$55,268.31	$53,823.45	$1,444.86	$54,541.10	$1,042,644.21
60	7/1/2027	$54,541.10	$55,268.31	$54,541.10	$53,813.88	$727.21	$0.00	$1,043,371.42